REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is entered into as of September 12, 2007, among PURE BIOFUELS CORP., a corporation organized and existing under the laws of the state of Nevada (the “Company”) and PLAINFIELD PERU I LLC, a Delaware limited liability company (“LLC1”), and PLAINFIELD PERU II LLC, a Delaware limited liability company (“LLC2” and together with LLC1, “Plainfield”).

WITNESSETH:

WHEREAS, concurrent with the execution of this Agreement, the Company and Plainfield entered into that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), pursuant to which (i) the Company issued to LLC1 $10,000,000 aggregate principal amount of the 10%/12% Senior Convertible PIK Election Notes due 2012, of the Company (the “Notes”), convertible into 16,666,667 (subject to adjustment) shares of common stock (the “Common Stock”), of the Company, par value $0.001 per share (“Conversion Shares”) and (ii) the Company issued to LLC2 11,000,000 shares of Common Stock (the “Issue Date Common Stock”) and warrants to purchase shares of Common Stock (the “Warrants”), exercisable into 56,938,245 shares of Common Stock (the “Warrant Shares” and together with the Conversion Shares and the Issue Date Common Stock, the “Shares”).

WHEREAS, the Company has agreed to grant the Holders (as defined herein) certain registration rights for the Shares issuable to the Holders upon the conversion of the Notes and the exercise of the Warrants (the “Registration Rights”);

WHEREAS, Plainfield has required that the Company enter into this Agreement to evidence the grant of the Registration Rights and as a condition to Plainfield’s entering into the Securities Purchase Agreement with the Company;

WHEREAS, the Company believes that the issuance of the Notes, the Issue Date Common Stock and the Warrants to Plainfield and the entering into the Securities Purchase Agreement with Plainfield will be beneficial to the Company; and

WHEREAS, in consideration of Plainfield’s execution of the Securities Purchase Agreement, Company is willing to grant the Holders the Registration Rights provided for herein.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties hereby agree to enter into this Agreement as follows:

ARTICLE I.
REGISTRABLE SECURITIES

Section 1.1  Registrable Securities. For purposes of this Agreement, “Registrable Securities” means (i) all Shares issuable to Plainfield upon conversion of the Notes, (ii) all Shares issuable to Plainfield upon exercise of the Warrants, (iii) the Issue Date Common Stock and (iv) all securities paid, issued or distributed in respect of any such Shares referred to in (i), (ii) and (iii) above by way of stock dividend, stock split or distribution, or in connection with a combination of shares, recapitalization, reorganization, merger or consolidation, or otherwise held by Plainfield or a permitted transferee of Plainfield (collectively, the “Holders”); provided, that in the event the Company converts, by merger or otherwise, to another type of entity including but not limited to a limited liability company or a limited partnership, the term Registrable Securities as defined herein shall refer to the securities in the new type of entity. Shares or other equity securities, as the case may be, cease to be “Registrable Securities” when they (a) are eligible for sale pursuant to Rule 144(k) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), (b) are sold pursuant to Rule 144 pursuant to the Securities Act, or (c) are sold pursuant to an effective registration statement.

ARTICLE II.
DEMAND REGISTRATIONS

Section 2.1  Requests for Registration.

(a)  At any time and from time to time the Holders of at least 20% of the Registrable Securities (the “Initiating Holders”) may request registration under the Securities Act of all or any part of their Registrable Securities (each, a “Demand Registration”) on the applicable form of registration statement, subject to the terms and conditions of this Agreement. Any request (a “Registration Request”) for a Demand Registration shall specify (a) the approximate number of shares of Registrable Securities requested to be registered (but not less than 20% of the total number of shares of Registrable Securities then outstanding), and (b) the intended method of distribution of such shares. Within ten (10) days after the date of sending of such request, the Company will give written notice of such requested registration to any other Holders of Registrable Securities and will include in such registration all shares of Registrable Securities which Holders of Registrable Securities request the Company to include in such registration by written notice given to the Company within fifteen (15) days after the date of sending of the Company’s notice.

For purposes of this Agreement, the terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

(b)  The Holders will be entitled to request up to three (3) such Demand Registrations pursuant to Section 2.1(a); provided, that the Company shall not be required to effect more than one Demand Registration during any twelve (12) month period.

(c)  A registration will not count as one of the Demand Registrations unless a registration statement in respect of at least 75% of the Registrable Securities requested to be included in such registration has become effective.

(d)  The Company will not include in any Demand Registration any securities other than the shares of Registrable Securities without the prior written consent of Holders of at least a majority of the shares of Registrable Securities included in such registration, except that the Company may include in such registration equity securities of the Company (the “Equity Securities”) to be sold for the account of the Company if the managing underwriter(s) advise the Company in writing that in their opinion the inclusion of such shares of Registrable Securities and other Equity Securities proposed to be included in such offering will not adversely affect the ability of the underwriter to sell the shares of Registrable Securities and such Equity Securities in an orderly manner in such offering within a price range acceptable to the Holders of at least a majority of the shares of Registrable Securities included in such registration. If the managing underwriter(s) advise the Company in writing that in their opinion the number of shares of Registrable Securities and other Equity Securities proposed to be included in such registration for sale by the Company exceeds the number of shares that can be sold in an orderly manner in such offering within a price range acceptable to the Holders of at least a majority of the shares of Registrable Securities included in such registration, the Company will include in such registration, prior to the inclusion of any securities other than Registrable Securities, the number of shares of Registrable Securities requested to be included that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering, pro rata among the respective Holders of such Registrable Securities on the basis of the number of shares of Registrable Securities that each such Holder has requested the Company to include in such registration over the total number of shares of Registrable Securities requested to be included in such registration.

Section 2.2  Selection of Underwriter. The Holders of at least a majority of the shares of Registrable Securities included in such registration will have the right to select the managing underwriter(s) to manage the offering, subject to the Company’s approval, which will not be unreasonably withheld or delayed.

Section 2.3  Shelf Registration.

(a)  Registrations on Form S-3. The Company shall use its commercially reasonable efforts to qualify for registration on a registration statement on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3 or any comparable or successor form or forms, in addition to the rights contained in Section 2.1 and Section 2.2, the Holders of at least 25% of the shares of Registrable Securities shall have the right, once in each 12-month period, to request a registration on Form S-3 covering the resale of Registrable Securities by the Holders (a “Shelf Registration Statement”). All requests shall be in writing and shall state the number of shares of Registrable Securities proposed to be disposed of and the intended method of distribution of such shares by such Holder or Holders. The Company shall be obligated to effect such registration pursuant to this Section 2.3 unless:

(i)  the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $2,500,000; or

(ii)  the Company shall furnish to the Holders a certificate signed by the president or CEO of the Company (or in the absence of such officer, any manager of the Company) stating that in the good faith judgment of the Board, it is likely to be detrimental to the Company in a material respect and its stockholders for such registration to be effected at such time, in which event the Company shall have the right to defer the filing of the registration no more than once during any 12-month period for a period of not more than 180 days after receipt of the request of the Holder or Holders under this Section 2.3, provided, that, all reasonable costs and expenses incurred by the affected Holders in connection with such deferred filing shall be reimbursed to such Holders and paid by the Company in accordance with Section 5.2 hereof.

(b)  Delay Rights. Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to any Holder whose Registrable Securities are included in the Shelf Registration Statement, suspend such Holder’s use of any prospectus which is a part of the Shelf Registration Statement (in which event the Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement) if (i) the Company is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Company determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in the Shelf Registration Statement; (ii) the Commission or any other Federal or state governmental authority in writing requests any amendment or supplement to the Shelf Registration Statement or prospectus or requests additional information related thereto; (iii) the Company receives notice in writing of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any proceeding for such purpose; (iv) the financial statements included or incorporated by reference in the Shelf Registration Statement become ineligible for inclusion or incorporation therein or any statement made in the Shelf Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to the Shelf Registration Statement, prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (v) the Company has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Company, would materially and adversely affect the Company; however, in no event shall any delay pursuant hereto exceed sixty (60) days in any one hundred-eighty (180) day period or ninety (90) days in any twelve-month period. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to the Holders whose Registrable Securities are included in the Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

(c) Obligations to Suspend Distribution. Upon receipt of any notice from the Company of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any action, claim, suit, investigation or proceeding (a “Proceeding”) (and the Company shall take all commercially reasonable actions required to prevent any such Proceeding or the entry of such stop order or to remove it if entered), each Holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Shelf Registration Statement covering such Registrable Securities until such Holder receives the supplemented or amended prospectus, and, if so directed by the Company, each such Holder will deliver to the Company all copies in such Holder’s possession, other than permanent file copies then in such holder’s possession or as may be required to be retained in accordance with applicable law, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice from the Company of any suspension contemplated by this Section 2.3(c).

(d) Notwithstanding anything contained in Article II, if the Commission prevents the Company from including any or all of the Registrable Securities on any Shelf Registration Statement due to limitations on the use of Rule 415 under the Securities Act, for the resale of the Registrable Securities by the Holders, the Company shall seek to register on such Shelf Registration Statement the maximum number of Registrable Securities as is permitted by the Commission, and the Company shall continue to use commercially reasonable efforts to register all remaining Registrable Securities. In such event, the number of shares of Common Stock to be registered for each Holder in such Shelf Registration Statement shall be reduced pro rata among all Holders and the Company shall register as many shares of Common Stock issuable upon conversion of the Notes as it is permitted to register prior to including any shares of Common Stock issuable upon exercise of the Warrants. If the Commission, by written or oral comment or otherwise, limits the Company’s ability to file, or prohibits the filing of, a Shelf Registration Statement with respect to any or all the Registrable Securities which were not included in such Shelf Registration Statement, it shall not be a breach or default by the Company under this Agreement and shall not be deemed a failure by the Company to use “commercially reasonable efforts” as set forth above or elsewhere in this Agreement.

ARTICLE III.
PIGGYBACK REGISTRATIONS

Section 3.1  Right to Piggyback. If the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration or a registration solely in connection with an employee benefit or stock ownership plan or in a transaction described in Rule 145 under the Securities Act) and the registration form to be used may be used for the registration of the sale of Registrable Securities (a “Piggyback Registration”), the Company will give prompt written notice to all Holders of Registrable Securities of its intention to effect such a registration (each a “Piggyback Notice”). Subject to Section 3.2 and Section 3.3, the Company will include in such registration all Registrable Securities that Holders of Registrable Securities request the Company to include in such registration by written notice given to the Company within fifteen (15) days after the date of the Company’s notice.

Section 3.2  Priority on Primary Registrations. If a Piggyback Registration relates to an underwritten public offering of securities by the Company and the managing underwriter(s) advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include in such registration (i) first, the securities proposed to be sold by the Company; (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the Holders, based on the ratio of the number of Registrable Securities that each such Holder has requested the Company to include in such registration over the total number of shares of Registrable Securities requested to be included in such registration by the Holders; and (iii) third, other securities requested to be included in such registration, pro rata among the holders of such other securities based on the ratio of the number of such other securities that each such holder has requested the Company include in such registration over the total number of other securities requested to be included in such registration.

Section 3.3  Priority on Secondary Registrations. If a Piggyback Registration relates to an underwritten public offering of securities by holders of the Company securities and the managing underwriter(s) advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration; (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the Holders, based on the ratio of the number of Registrable Securities that each such Holder has requested the Company to include in such registration over the total number of Registrable Securities requested to be included in such registration by the Holders; and (iii) third, other securities requested to be included in such registration, pro rata among the holders of such securities based on the ratio of the number of such other securities that each such holder has requested the Company include in such registration over the total number of other securities requested to be included in such registration.

Section 3.4  Limitation on Subsequent Registration Rights. Schedule 3.4 sets forth all agreements to which the Company is a party granting registration rights. The Company represents, warrants and covenants to each Holder that (i) no individual, corporation, limited liability company, partnership, trust or any other organization or entity (collectively, “Person”) has registration rights with respect to any securities of the Company held by such Person nor is the Company party to any agreement or understanding to grant or allow any other Persons any registration rights with respect to any securities of the Company held by such Persons whether outstanding on the date hereof or issued hereafter, that are inconsistent with the rights granted to the Holders in this Agreement and this Agreement does not violate the rights of the rights of any Person under any such other agreement, and (ii) the Company will not enter into any agreement or understanding to grant or allow any other Persons any registration rights with respect to any securities of the Company that are inconsistent with or violate the rights granted to the Holders in this Agreement.

ARTICLE IV.
REGISTRATION PROCEDURES

Section 4.1  Registration Procedures. Whenever any Holder has requested that the sale of any Registrable Securities be registered pursuant to this Agreement, the Company will use its commercially reasonable efforts consistent with this Agreement, legal requirements and, in the case of an offering by the Company, prevailing market conditions, to effect the registration and the sale of such Registrable Securities in accordance with the intended method of distribution thereof and will as expeditiously as possible:

(a)  prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, provided that, before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the selling stockholders’ counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

(b)  prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the earlier of: (i) such time as all such Registrable Securities covered by the registration statement have been sold or (ii) a period of six months after the effective date of the registration statement covering such Registrable Securities, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of distribution by the Holders set forth in such registration statement;

(c)  furnish to each Holder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

(d)  use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, provided that the Company will not be required (i) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (ii) to subject itself to taxation in any such jurisdiction or (iii) to consent to general service of process in any such jurisdiction;

(e)  notify each Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f)  cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified;

(g)  provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement and thereafter maintain such a transfer agent and registrar;

(h)  enter into such customary agreements not inconsistent with this Agreement (including underwriting agreements in customary form) and take all such other actions as the Holders of a majority of the Registrable Securities covered by such registration statement or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(i)  make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;

(j)  otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k)  permit any Holder that might be deemed, in the reasonable judgment of such Holder, to be an underwriter or a controlling Person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included; and

(l)  in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company will use its commercially reasonable efforts promptly to obtain the withdrawal of such order.

If any such registration or comparable statement refers to any Holder by name or otherwise as the holder of any securities of the Company and if, in its reasonable judgment, such Holder is or might be deemed to be a controlling Person of the Company, such Holder shall have the right to require (a) the inclusion in such registration statement of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding of such securities by such Holder is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder; provided, that with respect to this clause (b) such Holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

ARTICLE V.
REGISTRATION EXPENSES

Section 5.1  Definition. The term “Registration Expenses” means all reasonable expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and expenses of attorneys, accountants and other experts, fees and expenses of underwriters and their attorneys and experts (other than underwriters’ discounts and commissions, which shall be deducted from the proceeds of the offering payable by the selling Holders of Registrable Securities).

Section 5.2  Payment. The Company shall pay all of the Registration Expenses in connection with (i) three (3) Demand Registrations, (ii) any and all Piggyback Registrations and (iii) all registrations pursuant to Section 2.3. In connection with each Demand Registration, each registration pursuant to Section 2.3 and each Piggyback Registration, the Company will reimburse the Holders covered by each such registration for the reasonable fees and disbursements of one counsel chosen by the Holders of a majority of such Registrable Securities.

ARTICLE VI.
INDEMNIFICATION

Section 6.1  Indemnification by the Company. The Company agrees to indemnify, to the extent permitted by law, each Holder, the officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees of each of them, and each Person who controls such Holder (within the meaning of the Securities Act) and the officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees of each such controlling Person, against all losses, claims, damages, liabilities and expenses, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding), judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees and each Person controlling such Holder, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein; provided, however, that the Company shall not be required to indemnify any Person for any Losses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in such registration statement, such prospectus or such form of prospectus or in any amendment or supplement thereto or (ii) such Person uses an outdated or defective prospectus after the Company has notified such Person in writing that the prospectus is outdated or defective. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

Section 6.2  Indemnification by Holders. In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement and related prospectus and, to the extent permitted by law, will indemnify, severally and not jointly, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any Losses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Company and such directors, officers, partners, members, managers, stockholders, accountants, attorneys, employees, agents, Persons, or control Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement or omission is contained or should have been contained in any information or affidavit so furnished in writing by such Holder expressly for use in such registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto; provided, that the obligation to indemnify will be individual to each Holder and will be limited to the amount of net proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

Section 6.3  Notice; Defense of Claims. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

Section 6.4  Survival; Contribution. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. Subject to the limitations and conditions of this Article VI, the Company also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s indemnification provided herein is unavailable for any reason.

Section 6.5  Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into by the Company in connection with an underwritten public offering are in conflict with the provisions of this Article VI the provisions contained in the underwriting agreement shall control.

ARTICLE VII.
PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

Section 7.1  Acceptance of Underwriting. No Person may participate in any registration hereunder that is underwritten unless such Holder (i) agrees to sell such Holder’s securities on the basis provided in any underwriting arrangements approved by the Holders entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements and in the time and manner set forth by the underwriters; provided, that, no Holder included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such Holder as are reasonably required by the underwriters.

ARTICLE VIII.
REPORTING REQUIREMENTS UNDER EXCHANGE ACT

Section 8.1  Reporting. The Company shall keep effective the registration of the Common Stock under Section 12 of the Exchange Act, as amended, and shall timely file such information, documents and reports for so long as the Commission may require or prescribe under Section 13 of the Exchange Act. The Company shall (whether or not it shall then be required to do so) timely file such information, documents and reports which a corporation, partnership or other entity (whichever is applicable) subject to Section 13 or 15(d) of the Exchange Act is required to file. The Company acknowledges and agrees that the purposes of the requirements contained in this Article VIII are (a) to enable any such Holder to comply with the current public information requirement contained in paragraph (c) of Rule 144 under the Securities Act should such Holder ever wish to dispose of any of the securities of the Company acquired by it without registration in reliance upon Rule 144 under the Securities Act (or any other similar exemptive provision) and (b) to qualify the Company for the use of registration statements on Form S-3. In addition, so long as the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company shall take such other measures and file such other information, documents and reports, as shall hereafter be required by the Commission as a condition to the availability of Rule 144 under the Securities Act (or any similar exemptive provision hereafter in effect) and the use of Form S-3.

ARTICLE IX.
NEW REGISTRATION RIGHTS AGREEMENT

Section 9.1  Other Jurisdictions. In the event that the Company undertakes an underwritten public offering and listing of its securities in a jurisdiction other than the U.S., the Holders shall have such rights which are substantially similar to the rights granted hereunder with respect to the registration of their Registrable Securities under the laws of such non-U.S. jurisdiction to the extent such rights are recognized or necessary under the laws of such jurisdiction. At such time, the Company agrees to enter into an agreement with the Holders memorizalizing such rights.

ARTICLE X.
MISCELLANEOUS

Section 10.1  Adjustments Affecting Shares. The Company will not take any action, or permit any change to occur, with respect to its securities for the purpose of (i) materially and adversely affecting the ability of the Holders to include such Registrable Securities in a registration undertaken pursuant to this Agreement or (ii) materially and adversely affecting the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of stock); provided, that, this Section 10.1 shall not apply to actions or changes with respect to the Company’s business, earnings or revenues in which the effect of such actions or changes on the Registrable Securities is merely incidental.

Section 10.2  Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the next business day following delivery of such notice to a reputable air courier service. Notices shall be delivered as follows:

If to the Company:	Pure Biofuels Corp.
Av. Canaval y Moreyra 380 of 402
San Isidro, Lima
Peru
Attention: Luis Goyzueta
Telephone: +511-221-7365
Facsimile: +511-221-7347

with a copy to:	ARC Investment Partners, LLC
9440 Little Santa Monica Blvd., Suite 400
Beverly Hills, CA 90210
Attention: Steven Magami
Telephone: 310-402-5901
Facsimile: 310-402-5947

And:	DLA Piper US LLP
1251 Avenue of the Americas
New York, NY 10020-1104
Attn: Daniel I. Goldberg, Esq.
Telephone: 212-335-4966
Facsimile: 212-884-8466

if to Plainfield:	Plainfield Peru I LLC
Plainfield Peru II LLC
c/o Plainfield Asset Management LLC
55 Railroad Avenue
Greenwich, CT 06830
Attention: General Counsel
Telephone: 203-302-1700
Facsimile: 203-302-1779

with a copy to:	White & Case LLP
1155 Avenue of the Americas
New York, New York 10036
Attn: Thomas P. Higgins, Esq.
Telephone: 212-819-8813
Facsimile: 212-354-8113

if to the Holders:	to their most recent address as set forth in the books and records of the Company

Section 10.3  Termination. This Agreement (other than Article V and Article VI hereof) shall terminate once the Holders cease to own any Registrable Securities.

Section 10.4  Amendments and Waivers. Except as otherwise provided herein, no amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing signed by the Company and the Holders of at least 66-2/3% of the then outstanding shares of Registrable Securities.

Section 10.5  Successors and Assigns. The Holder may assign all or any portion of its rights under this Agreement to any affiliate, partner, member or shareholder of such Holder or to any Person to whom such Holder transfers Registrable Securities then held by such Holder. Subject to the foregoing, the rights of the parties under this Agreement shall inure to the benefit of, and this Agreement shall be binding upon, the successors and assigns of the parties hereto.

Section 10.6  Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

Section 10.7  Entire Agreement. This Agreement, those documents expressly referred to herein, and the other documents of even date herewith constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

Section 10.8  Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 10.9  Mutual Drafting. This Agreement is the joint product of the Company and Plainfield and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the Company and Plainfield , and shall not be construed for or against any party hereto.

Section 10.10  Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN SECTION 10.2, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF PLAINFIELD OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

(b) THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.11  Further Assurances. Each party to this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be necessary or appropriate to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby.

Section 10.12  Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart hereof by facsimile or electronic transmission shall be as effective as delivery of any original executed counterpart hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

PURE BIOFUELS CORP.

By: /s/ Luis Goyzueta
Name: Luis Goyzueta
Title: Chief Executive Officer

HOLDERS:

PLAINFIELD PERU I LLC

By: /s/
Name:
Title:

PLAINFIELD PERU II LLC

By: /s/
Name:
Title: